AULT INCORPORATED & SUBSIDIARY
       COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
      (In Thousands of Dollars, Except Per Share Data)

                                              (Unaudited)
                                      Three Months     Nine Months
                                       Ended March 1  Ended March 1,
                                            1998         1998

Basic EPS Computation:

Net Income to Common Stockholders               $283          $879

Common Shares Outstanding:
  Beginning of Year                        4,075,733     4,075,733
  Common Shares From Exercise of
    Employee Stock Options
    Daily Weighted:
       First Quarter                          75,200        52,519

Total Weighted Common Shares               4,150,933     4,128,252

Net Income                                     $0.07         $0.21

Diluted EPS Computation:

Net Income to Common Stockholders               $283          $879

Total Weighted Common Shares               4,150,933     4,128,252

Dilutive Potential Common Shares,
Daily Weighted, From:
  Assumed Conversion of Outstanding
  Dilutive:
        Employee Stock Options               180,550       257,564
        Employee Stock Purchase Plan,
          Phase 2                             11,605        11,605
                                             192,155       269,169

Less Common Shares Purchasable From
  Proceeds:
        Employee Stock Options                68,309       109,638
        Employee Stock Purchase Plan,
         Phase 2                               9,650        10,407
                                              77,959       120,045

Adjusted Weighted Average Shares*          4,265,129     4,277,376

Net Income                                     $0.07         $0.21

*In fiscal 1998, options totaling 329,000 shares for the third quarter and 252,186 shares for the nine months and warrants totaling 112,000 shares were excluded from dilutive EPS calculations because of their higher exercise prices compared to the average market values.






               AULT INCORPORATED & SUBSIDIARY
       COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
      (In Thousands of Dollars, Except Per Share Data)

                                                   (Unaudited)
                                         Three Months      Nine Months
                                        Ended March 2,    Ended March 2,
                                                 1997            1997


Basic EPS Computation:

Net Income to Common Stockholders                     $620     $1,137

Common Shares Outstanding:
  Beginning of Year                              2,119,776  2,119,776
  Common Shares from Exercise of Employee
   Stock Options Daily Weighted:
       First Quarter                                 9,000
       Second Quarter                               17,000
       Third Quarter (4,000 Shares)                  1,980     17,572

Public Offering of Common Shares, Daily
  Weighted:
 Third Quarter (1,600,000 Shares)                1,424,176    474,725
 Third Quarter (240,000 Shares) Underwriters'
  Over-allotment                                   163,516     71,209

Total Weighted Common Shares                     3,735,448  2,683,282

Net Income                                           $0.17      $0.42

Diluted EPS Computation:

Net Income to Common Stockholders                     $620     $1,137

Total Weighted Common Shares                     3,735,448  2,683,282

Diluted Potential Common Shares, Daily
  Weighted, From:
  Assumed Conversion of Outstanding Diluted
      Employee Stock Options                       493,847    448,086
      Employee Stock Purchase Plan, Phase 1         13,957     13,957
      Warrants                                      76,308     25,436
                                                   584,112    487,479
Less Common Shares Purchasable From Proceeds:
     Employee Stock Options                        246,327    184,930
     Employee Stock Purchase Plan, Phase 1           7,536      6,885
     Warrants                                       71,196     21,683
                                                   325,059    213,498

Adjusted Weighted Average Shares                 3,994,501  2,957,263

Net Income                                           $0.16      $0.38